Exhibit 10.25

FIRST AMENDMENT

TO

CREDIT AGREEMENT

Dated as of October 14, 2013

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is among KOFAX PLC, a public limited company incorporated under the laws of England and Wales (the “Parent”), KOFAX, INC., a Delaware corporation (the “Company”), KOFAX HOLDING AG, a company limited by shares incorporated under the laws of Switzerland (“Kofax Switzerland” and, together with the Company and the Parent, the “Borrowers” and, each a “Borrower”), the several financial institutions party to the Credit Agreement referred to below as lenders (collectively, the “Lenders”; individually, a “Lender”), and BANK OF AMERICA, N.A., administrative agent for the Lenders (the “Administrative Agent”) and as L/C Issuer.

PRELIMINARY STATEMENTS:

(1) The Borrowers, the Lenders, the Administrative Agent and the L/C Issuer have entered into that certain Credit Agreement dated as of August 11, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement).

(2) The Borrowers have requested that the Lenders and the Administrative Agent make certain amendments to the Credit Agreement.

(3) The Administrative Agent and the Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrowers.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Effective as of the Amendment Effective Date and subject to the satisfaction (or waiver by the Administrative Agent) of the conditions precedent set forth in Section 2 of this Amendment, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Northern Irish Share Charge” means the charge over the entire issued share capital of Kofax Northern Ireland Limited made by the Parent in favor of the Administrative Agent.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following defined terms as follows:

“Domestic Guarantors” means, collectively, Kofax International, Kofax Holdings, Kofax Components and each other Domestic Subsidiary that becomes a party to the Domestic Guaranty pursuant to Section 6.13 or Section 6.16.

“Domestic Pledge Agreement” means the Pledge and Security Agreement made in favor of the Administrative Agent by Kofax Holdings, the Company, Kofax International, Kofax Components and each other Domestic Subsidiary that becomes a party thereto pursuant to Section 6.13.

“Eurocurrency Rate” means:

(i) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(ii) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Guarantor” means the Company, the Parent, each Domestic Guarantor, each U.K. Guarantor and each other Subsidiary that delivers a Guarantee of the Obligations to the Administrative Agent pursuant to Section 6.13.

“Maturity Date” means June 30, 2016; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Pledge Agreements” means the Domestic Pledge Agreement, the U.K. Pledge Agreement, the Swiss Pledge Agreement and the Northern Irish Share Charge.

“U.K. Guarantors” means, collectively, Kofax Investment Limited, a private limited company incorporated under the laws of England and Wales, Kofax Holdings International Limited, a private limited company incorporated under the laws of England and Wales, Kofax UK Limited, a private limited company incorporated under the laws of England and Wales, Kofax Northern Ireland Limited, a private company limited by shares incorporated under the laws of Northern Ireland and each other Subsidiary organized under the laws of the United Kingdom (or any jurisdiction therein) that becomes a party to the U.K. Guaranty pursuant to Section 6.13 or Section 6.16.

“U.K. Guaranty” means the Amended and Restated U.K. Guaranty made by the Parent and the U.K. Guarantors in favor of the Administrative Agent and the Lenders.

(c) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by:

(i) amending and restating clause (b)(ii) thereof as follows: “(ii) (x) all non-cash items increasing Consolidated Net Income (including non-cash foreign exchange gains) and (y) all non-recurring income included in other operating expenses, net for such period”; and

(ii) adding the following proviso immediately prior to the end of the first sentence thereof: “provided, however, in no event shall the aggregate amount of the addbacks described in clauses (a)(iv), (a)(vii), (a)(viii) and (a)(ix) hereof for any period exceed 25% of “Consolidated EBITDA” for such period.”

(d) The definition of “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference therein to “one, two, three, six or nine months” with a reference to “one, two, three or six months”.

(e) Article V of the Credit Agreement is hereby amended by adding a new Section 5.22 thereto as follows:

“5.22 OFAC. Neither any Borrower, nor any of their respective Subsidiaries, nor, to the knowledge of any Borrower or its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.”

(f) Section 6.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c) (commencing with the delivery of the financial statements for the fiscal year ended June 30, 2011), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Parent and (ii) a certificate of the Parent setting forth a complete list of its Material Subsidiaries and, in the case of any Subsidiary being newly designated as a Material Subsidiary, the total revenues of such Subsidiary for the period of four fiscal quarters ending with the fiscal quarter for which such financial statements are delivered and the percentage of the total revenues of the Parent and its Subsidiaries on a consolidated basis represented thereby”.

(g) Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.13 Additional Guarantors. Notify the Administrative Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to:

(a) in the case of a Domestic Subsidiary (other than Altosoft Corporation, Atalasoft, Inc, Kapow Technologies Holding, Inc. or Kapow Technologies, Inc.), subject to Section 6.16, become a Domestic Guarantor by executing and delivering to the Administrative Agent counterparts of the Domestic Guaranty and the Domestic Pledge Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose;

(b) in the case of a Subsidiary organized under the laws of the United Kingdom (or any jurisdiction therein) that is a direct Subsidiary of the Parent or the Company, become a U.K. Guarantor by executing and delivering to the Administrative Agent a counterpart of the U.K. Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose;

(c) in the case of any Foreign Subsidiary (other than a Subsidiary organized under the laws of the United Kingdom (or any jurisdiction therein)) that is a direct Subsidiary of the Parent or the Company (other than Limited Liability Company Kofax Russia), deliver to the Administrative Agent a duly executed Guarantee of the Obligations in form and substance reasonably satisfactory to the Administrative Agent; provided that such Guarantee shall not be required to the extent that the Administrative Agent and the Borrowers mutually agree that the delivery thereof is not commercially reasonable (taking into account the expense (including taxes) of obtaining the same, the ability of the Borrowers or the relevant Subsidiary to obtain any necessary approvals or consents required to be obtained under applicable law in connection therewith, and the effectiveness and enforceability thereof under applicable law); and

(d) deliver to the Administrative Agent documents of the types referred to in clauses (v) and (vi) of Section 4.01(a) and, if requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a), (b) or (c) above, as applicable), all in form and substance reasonably satisfactory to the Administrative Agent.”

(h) Article VI of the Credit Agreement is hereby amended by adding a new Section 6.16 thereto as follows:

“6.16 Post-Closing Pledge. The Borrowers shall (a) cause each of Altosoft Corporation, Atalasoft, Inc., Kapow Technologies Holding, Inc. and Kapow Technologies, Inc. to become a Domestic Guarantor by executing and delivering to the Administrative Agent counterparts of the Domestic Guaranty and the Domestic Pledge Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (b) cause Kapow Holdings, Ltd. to become a U.K. Guarantor by executing and delivering to the Administrative Agent a counterpart of the U.K. Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (c) cause 100% of the Equity Interests of each of Altosoft Corporation, Atalasoft, Inc., Kapow Technologies Holding, Inc. and Kapow Technologies, Inc. to be pledged to the Administrative Agent pursuant to the Domestic Pledge Agreement (or, to the extent necessary to pledge the Equity Interests of Kapow Technologies Holding, Inc. and Kapow Technologies, Inc., a separate pledge agreement in form and substance reasonably acceptable to the Administrative Agent), in each case by December 31, 2013 unless Altosoft Corporation, Atalasoft, Inc., Kapow Technologies Holding, Inc., Kapow Technologies, Inc. and Kapow Holdings, Ltd., as applicable, shall have been dissolved or merged into the Company or any other Domestic Guarantor (or, in the case of Kapow Holdings, Ltd., shall have been dissolved or merged into the Parent or any other U.K. Guarantor) on or prior to such date in a transaction permitted under this Agreement.”

(i) Section 7.11(b) of the Credit Agreement is hereby amended by adding a reference to “and its Domestic Subsidiaries” immediately following the second reference to “Kofax Holdings” therein.

(j) Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.12 Minimum Liquidity. Kofax Holdings shall not permit the Unencumbered Liquid Assets of Kofax Holdings and its Domestic Subsidiaries (taken as a whole) as of the last day of any fiscal quarter to be less than $10,000,000.”

(k) Article VII of the Credit Agreement is hereby amended by adding a new Section 7.15 thereto as follows:

“7.15 Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Person, for the purpose of funding any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of any Sanctions, or for any other purpose that will result in a violation by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as Lender, Arranger, Administrative Agent, L/C Issuer or otherwise) of any Sanctions applicable to such Person at such time.”

(l) Exhibit D to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit D.

SECTION 2. Conditions to Effectiveness. The amendments in Section 1 of this Amendment shall be effective on the date (the “Amendment Effective Date”) that the following conditions precedent have been satisfied (or waived by the Administrative Agent):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Amendment Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i) counterparts of this Amendment duly executed by each Borrower, the Administrative Agent and all Lenders;

(ii) an Omnibus Reaffirmation in the form of Exhibit A, duly executed by each Borrower and each Domestic Guarantor;

(iii) a Northern Irish Share Charge, duly executed by the Parent;

(iv) a duly executed Amended and Restated U.K. Guaranty, pursuant to which Kofax Northern Ireland Limited shall become a party thereto, duly executed by the Parent and the U.K. Guarantors;

(v) duly executed amendments to each Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement referred to in the Domestic Pledge Agreement, in each case, to the extent necessary to reflect the acquisition, creation or registration by the Company or any Domestic Guarantor of Intellectual Property;

(vi) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to be executed by such Loan Party in connection herewith;

(vii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Borrower and Guarantor is validly existing, in good standing and qualified to engage in business in its jurisdiction of incorporation, including, in respect of Kofax Switzerland, a copy of minutes of a meeting, or circular resolutions, of the board of directors of Kofax Switzerland, approving this Amendment and the other Loan Documents to be executed by Kofax Switzerland in connection herewith;

(viii) favorable opinions of Dechert LLP, special U.S counsel to the Loan Parties, Dechert LLP, special U.K. counsel to the Loan Parties and Bär & Karrer SA, special Swiss counsel to the Loan Parties, addressed to the Administrative Agent, as to the matters set forth in Exhibit C; and

(ix) a certificate signed by a Responsible Officer of the Company certifying that there has been no event or circumstance since December 31, 2012 that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) Any fees (including any fees then owing under the Fee Letter, dated as of the date hereof, among the Company, the Administrative Agent and the Arranger) required to be paid on or before the Amendment Effective Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced reasonably prior to the Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(d) The Amendment Effective Date shall have occurred on or before October 14, 2013.

SECTION 3. Representations and Warranties. Each Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a) Authority; Enforceability. Each Borrower has the requisite power and authority to execute, deliver and perform this Amendment, and to perform its obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party. The execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action. This Amendment has been, and each other Loan Document delivered pursuant to Section 2, when delivered pursuant thereto, will have been, duly executed and delivered by each Loan Party that is party thereto. Each of this Amendment and the Credit Agreement as amended hereby constitutes, and each other Loan Document, when so delivered, will constitute the legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(b) Loan Document Representations and Warranties. The representations and warranties contained in each Loan Document are true and correct in all material respects on and as of the date hereof, immediately before and immediately after giving effect to this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, provided that, for purposes of this clause (b), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a), (b) and (c), as applicable, of Section 6.01 of the Credit Agreement.

(c) Absence of Default. No Default or Event of Default exists or will result from the effectiveness of this Amendment.

SECTION 4. Reference to and Effect on the Loan Documents. (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents and the Intercreditor Agreement to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Except as specifically amended by this Amendment, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Amendment or the Credit Agreement as amended hereby without the prior written consent of the Administrative Agent and each Lender.

SECTION 8. Severability. Whenever possible, each provision of this Amendment shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

SECTION 9. Captions and Headings. The captions or section headings at various places in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

KOFAX, INC.

By:	/s/ James Arnold
Name:	James Arnold
Title:	CFO / Director

KOFAX PLC

By:	/s/ James Arnold
Name:	James Arnold
Title:	CFO / Executive Director

KOFAX HOLDING AG

By:	/s/ Bradford Weller
Name:	Bradford Weller
Title:	Director

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Karen Polak
Name:	Karen Polak
Title:	SVP

BANK OF AMERICA, N.A., as a Lender and as L/C Issuer

By:	/s/ Karen Polak
Name:	Karen Polak
Title:	SVP

EXHIBIT A

FORM OF OMNIBUS REAFFIRMATION

This Omnibus Reaffirmation (as amended, restated, supplemented or otherwise modified from time to time, this “Reaffirmation”) is entered into as of October     , 2013, by and among Kofax PLC, a public limited company incorporated under the laws of England and Wales (the “Parent”), Kofax, Inc., a Delaware corporation (the “Company”), Kofax Holding AG, a company limited by shares incorporated under the laws of Switzerland (“Kofax Switzerland” and, together with the Company and the Parent, the “Borrowers”), Kofax Holdings Corporation, a Delaware corporation (“Kofax Holdings”), Kofax Components Corporation, a Delaware corporation (“Kofax Components”), Kofax International, Inc., a Delaware corporation (“Kofax International”, and, together with Kofax Holdings and Kofax Components, the “Domestic Guarantors”), Kofax Investment Limited, a private limited company incorporated under the laws of England and Wales (“Kofax Investment”), Kofax Holdings International Limited, a private limited company incorporated under the laws of England and Wales (“Kofax Holdings U.K.”), Kofax UK Limited, a private limited company incorporated under the laws of England and Wales (“Kofax U.K.”), Kofax Northern Ireland Limited, a private company limited by shares incorporated under the laws of Northern Ireland (“Kofax Northern Ireland” and, together with Kofax Investment, Kofax Holdings U.K. and Kofax U.K., the “U.K. Guarantors”; the U.K. Guarantors together with the Borrowers and the Domestic Guarantors, the “Loan Parties”), and Bank of America, N.A., as Administrative Agent.

RECITALS

A. The Borrowers, the Lenders, the Administrative Agent and the L/C Issuer have entered into (i) that certain Credit Agreement, dated as of August 11, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement) and (ii) that certain First Amendment to Credit Agreement, dated as of the date hereof (the “Amendment”).

B. The Company has entered into that certain Company Guaranty, dated as of August 11, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Company Guaranty”), in favor of the Administrative Agent.

C. The Domestic Guarantors have entered into that certain Domestic Subsidiary Guaranty, dated as of August 11, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Domestic Subsidiary Guaranty”), in favor of the Administrative Agent.

D. The Parent, the U.K. Guarantors and Kofax Northern Ireland Limited have entered into that certain Amended and Restated U.K. Guaranty, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “U.K. Guaranty”), in favor of the Administrative Agent.

E. The Company and the Domestic Guarantors are party to that certain Pledge and Security Agreement, dated as of August 11, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Domestic Pledge Agreement”), in favor of the Administrative Agent.

Omnibus Reaffirmation

AGREEMENT

NOW, THEREFORE, in order to induce the Secured Parties to enter into the Amendment, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the Loan Parties hereby agree as follows:

(a) Each of the Loan Parties:

(i) expressly and knowingly reaffirms its respective liability under each of the Loan Documents (including, without limitation, the Company Guaranty, the Domestic Subsidiary Guaranty, the U.K. Guaranty and the Domestic Pledge Agreement) to which it is a party and expressly agrees to be and remain liable under the terms of each such Loan Document to which it is a party, in each case, in accordance with the terms thereof, and that, as of the date hereof, it has no defense, offset or counterclaim whatsoever against any Lender or any other Secured Party with respect to any such Loan Document;

(ii) agrees that, except as expressly contemplated by the Amendment or any other Loan Document executed in connection therewith, each Loan Document (including, without limitation, the Company Guaranty, the Domestic Subsidiary Guaranty, the U.K. Guaranty and the Domestic Pledge Agreement) to which it is a party shall remain in full force and effect and is hereby ratified and confirmed;

(iii) agrees that each reference to “Credit Agreement” in the Loan Documents to which it is a party shall be deemed to refer to the Credit Agreement (as amended by the Amendment); and

(iv) agrees that the execution of this Reaffirmation is not required by the terms of the Loan Documents or by applicable law for the continued validity and enforceability of any Loan Document (including, without limitation, the Company Guaranty, the Domestic Subsidiary Guaranty, the U.K. Guaranty and the Domestic Pledge Agreement) to which it is a party in accordance with its respective terms but that this Reaffirmation is executed to induce the Lenders and the Administrative Agent to approve of and otherwise enter into the Amendment.

(b) Each of the Company, the Domestic Guarantors and the Administrative Agent hereby agrees that Section 2.1(g) of the Domestic Pledge Agreement is hereby amended and restated in its entirety as follows: “(g) Goods, Equipment and Inventory”.

(c) Each of the Company and the Administrative Agent hereby agrees that the Company Guaranty is hereby amended as follows:

(i) The Company Guaranty is hereby amended by adding the following paragraphs and definitions as a new paragraph immediately following the end of Section 1 thereof:

“As used in this Guaranty, the following terms have the meanings specified below:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

Omnibus Reaffirmation

“Excluded Swap Obligation” means, with respect to the Guarantor or any other guarantor under the Loan Documents (each, an “Other Guarantor”), any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of the Guarantor or such Other Guarantor of, or the grant by the Guarantor or such Other Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s or such Other Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 20 and any other “keepwell, support or other agreement” for the benefit of the Guarantor or such Other Guarantor and any and all guarantees of the Guarantor’s or such Other Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of the Guarantor or such Other Guarantor, or a grant by the Guarantor or such Other Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation at any time, each Loan Party with total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 20 or to any similar “keepwell, support or other agreement” in any other Guaranty (as defined in the Credit Agreement)).

“Swap Obligations” means with respect to the Guarantor or any Other Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.”

(ii) Section 1 of the Company Guaranty is hereby amended by adding the following proviso at the end of the first sentence thereof: “provided, that the Guaranteed Obligations shall exclude any Excluded Swap Obligations”.

(iii) The Company Guaranty is hereby amended by adding a new Section 20 thereto in the appropriate numerical order as follows:

“20. Keepwell. To the extent that the Guarantor is a Qualified ECP Guarantor, the Guarantor hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party

Omnibus Reaffirmation

with respect to any Swap Obligations as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty, any other Guaranty (as defined in the Credit Agreement) to which it is a party and the other Loan Documents in respect of such Swap Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Guarantor’s obligations and undertakings under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Guarantor under this Section shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid and performed in full (other than any contingent indemnification or expense reimbursement obligations for which no claim has been made). The Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.”

(d) Each Domestic Guarantor and the Administrative Agent hereby agrees that the Domestic Subsidiary Guaranty is hereby amended as follows:

(i) The Domestic Subsidiary Guaranty is hereby amended by adding the following paragraphs and definitions as a new paragraph immediately following the end of Section 1 thereof:

“As used in this Guaranty, the following terms have the meanings specified below:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor or other any guarantor under the Loan Documents (each, an “Other Guarantor”), any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor or such Other Guarantor of, or the grant by such Guarantor or such Other Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s or such Other Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 21 and any other “keepwell, support or other agreement” for the benefit of such Guarantor or such Other Guarantor and any and all guarantees of such Guarantor’s or such Other Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor or such Other Guarantor, or a grant by such Guarantor or such Other Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

Omnibus Reaffirmation

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation at any time, each Loan Party with total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 21 or to any similar “keepwell, support or other agreement” in any other Guaranty (as defined in the Credit Agreement)).

“Swap Obligations” means with respect to any Guarantor or any Other Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.”

(ii) Section 1 of the Domestic Subsidiary Guaranty is hereby amended by adding the following proviso at the end of the first sentence thereof: “provided, that the Guaranteed Obligations shall exclude any Excluded Swap Obligations”.

(iii) The Domestic Subsidiary Guaranty is hereby amended by adding a new Section 21 thereto in the appropriate numerical order as follows:

“21. Keepwell. Each Guarantor that is a Qualified ECP Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to any Swap Obligations as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty, any other Guaranty (as defined in the Credit Agreement) to which it is a party and the other Loan Documents in respect of such Swap Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Guaranty or any other Guaranty (as defined in the Credit Agreement) to which it is a party voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid and performed in full (other than any contingent indemnification or expense reimbursement obligations for which no claim has been made). Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.”

(e) This Reaffirmation is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

Omnibus Reaffirmation

(f) This Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

(g) This Reaffirmation may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

(h) This Reaffirmation represents the agreement of the Loan Parties, the Administrative Agent and each of the Lenders (through the Lenders’ execution of the Credit Agreement and approval of the form of this Reaffirmation attached thereto) with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

(i) This Reaffirmation shall be governed by, and construed in accordance with, the laws of the State of New York.

(j) The terms of Sections 10.14 (Governing Law; Jurisdiction; Etc.) and 10.15 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein as though set forth in full.

[Signature pages to follow]

Omnibus Reaffirmation

IN WITNESS WHEREOF, each of the undersigned intending to be legally bound hereby, has caused this Reaffirmation to be executed as of the date first above written.

KOFAX, INC., a Delaware corporation
By:
Name:
Title:

KOFAX PLC, a public limited company incorporated under the laws of England and Wales
By:
Name:
Title:

KOFAX HOLDING AG, a company limited by shares incorporated under the laws of Switzerland
By:
Name:
Title:

KOFAX HOLDINGS CORPORATION, a Delaware corporation
By:
Name:
Title:

KOFAX COMPONENTS CORPORATION, a Delaware corporation
By:
Name:
Title:

KOFAX INTERNATIONAL, INC., a Delaware corporation
By:
Name:
Title:

Omnibus Reaffirmation

KOFAX INVESTMENT LIMITED, a private limited company incorporated under the laws of England and Wales
By:
Name:
Title:

KOFAX HOLDINGS INTERNATIONAL LIMITED, a private limited company incorporated under the laws of England and Wales
By:
Name:
Title:

KOFAX UK LIMITED, a private limited company incorporated under the laws of England and Wales
By:
Name:
Title:

KOFAX NORTHERN IRELAND LIMITED, a private limited company incorporated under the laws of Northern Ireland
By:
Name:
Title:

Omnibus Reaffirmation

BANK OF AMERICA, N.A., as the Administrative Agent
By:
Name:
Title:

Omnibus Reaffirmation

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 10, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Kofax plc, a public limited company incorporated in England and Wales (the “Parent”), Kofax, Inc., a Delaware corporation (the “Company”), Kofax Holdings AG, a company limited by shares incorporated under the laws of Switzerland (“Kofax Switzerland” and, together with the Company and the Parent, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                          of the Parent, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Parent, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Parent has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Parent has delivered the unaudited financial statements required by Section 6.01[(b)][(c)] of the Agreement for the fiscal quarter of the Parent ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Parent and its Subsidiaries in accordance with IFRS as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by such financial statements.

3. A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Borrower performed and observed all its Obligations under the Loan Documents, and

Exhibit D-1

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrowers contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

6. Pursuant to Section 6.02(b) of the Agreement, attached as Schedule 2 attached hereto is a complete list of its Material Subsidiaries and, in the case of any Subsidiary being newly designated as a Material Subsidiary, the total revenues of such Subsidiary for the period of four fiscal quarters ending on the above date and the percentage of the total revenues of the Parent and its Subsidiaries on a consolidated basis represented thereby. The Borrowers have complied with Section 6.13 of the Agreement with respect to each such Subsidiary.

7. Pursuant to Section 4.4(b) of the Domestic Pledge Agreement, [no Grantor (as defined in the Domestic Pledge Agreement) has filed any new application to register any Patent, Trademark or Copyright, or has obtained any ownership interest in any Patent, Trademark or Copyright, in each case, since the most recent date on which such financial statements were delivered] [any Grantor (as defined in the Domestic Pledge Agreement) that has filed any new application to register any Patent, Trademark or Copyright, or has obtained any ownership interest in any Patent, Trademark or Copyright, in each case, since the most recent date on which such financial statements were delivered, has delivered to the Administrative Agent a duly executed Patent Security Agreement, Trademark Security Agreement or Copyright Security Interest in the form of Exhibit A, Exhibit B or Exhibit C to the Domestic Pledge Agreement, as applicable, with respect to each such new registration or ownership interest].1

[1]	Select as applicable.

Exhibit D- 2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                     ,                     .

KOFAX PLC

By:
Name:
Title:

Exhibit D- 3

For the Quarter/Year ended                     (“Statement Date”)

SCHEDULE 1

($ in 000’s)

I.	Section 7.11 – Minimum EBITDA.

	A.	Consolidated EBITDA of Parent and its Subsidiaries for four consecutive fiscal quarters ending on Statement Date (“Subject Period”):

		1.	Consolidated Net Income of Parent and its Subsidiaries for Subject Period:		$

		2.	To the extent deducted in calculating such Consolidated Net Income, Consolidated Interest Charges for Subject Period:		$

		3.	To the extent deducted in calculating such Consolidated Net Income, provision for Federal, state, local and foreign income taxes for Subject Period:		$

		4.	To the extent deducted in calculating such Consolidated Net Income, depreciation expenses for Subject Period:		$

		5.	To the extent deducted in calculating such Consolidated Net Income, amortization expenses for Subject Period:		$

		6.	To the extent deducted in calculating such Consolidated Net Income, (i) other non-recurring expenses, (ii) all non-cash charges, expenses or losses, (iii) severance, retention bonuses or other similar one-time compensation payments made to officers or employees, (iv) fees, costs and expenses incurred in connection with the transactions contemplated by, or due pursuant to, the Agreement and the other Loan Documents, and (v) fees, costs and expenses incurred in connection with any Investment, issuance of Equity Interests, Disposition of assets or Permitted Acquisition, in each case, whether or not consummated and to the extent not prohibited by the Agreement or the other Loan Documents, in the case of each of clauses (i) – (v) for Subject Period and as more particularly described below:		$

			Acquisition-related costs	$

			Amortization of acquired intangible assets (excluding amounts already included in amortization expense)	$

			Restructuring costs	$

			Share-based payment expenses (excluding amounts already included in amortization expense)	$

Exhibit D- 4

	Non-cash foreign exchange losses		$

		IPO and other non-recurring expenses included in Other Operating Expenses, net	$

	7.	To the extent deducted in calculating such Consolidated Net Income, losses from discontinued operations for Subject Period:	$

	8.	To the extent deducted in calculating such Consolidated Net Income, amounts paid by any Loan Party to or for the benefit of a seller in connection with a Permitted Acquisition constituting purchase price adjustments (including pertaining to working capital, balance sheet items, revenues, income and other financial or operational metrics) for Subject Period:	$

	9.	To the extent included in calculating such Consolidated Net Income, any gains from discontinued operations for Subject Period:	$

	10.	To the extent included in calculating such Consolidated Net Income, (i) all non-cash items increasing Consolidated Net Income (including non-cash foreign exchange gains) and (ii) non-recurring income included in other operating expenses, net for Subject Period:	$

	11.	Consolidated EBITDA of Parent and its Subsidiaries (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 – 9 – 10):	$

B.	Minimum Consolidated EBITDA of Parent and its Subsidiaries for Subject Period:

	1.	50% of all Acquired EBITDA[2] during Subject Period:

	2.	Aggregate Commitment Amount as in effect on the Statement Date:	$

	3.	Minimum Consolidated EBITDA ($30,000 + lesser of Line I.B.1 and Line I.B.2):	$

C.	Consolidated EBITDA of Kofax Holdings and its Domestic Subsidiaries for Subject Period:

	1.	Consolidated Net Income of Kofax Holdings and its Domestic Subsidiaries for Subject Period:	$

	2.	To the extent deducted in calculating such Consolidated Net Income, Consolidated Interest Charges for Subject Period:	$

	3.	To the extent deducted in calculating such Consolidated Net Income, provision for Federal, state, local and foreign income taxes for Subject Period:	$

[2]	See Section IV below.

Exhibit D- 5

4.	To the extent deducted in calculating such Consolidated Net Income, depreciation expenses for Subject Period:		$

5.	To the extent deducted in calculating such Consolidated Net Income, amortization expenses for Subject Period:		$

6.	To the extent deducted in calculating such Consolidated Net Income, (i) other non-recurring expenses, (ii) all non-cash charges, expenses or losses, (iii) severance, retention bonuses or other similar one-time compensation payments made to officers or employees, (iv) fees, costs and expenses incurred by Company and its Subsidiaries in connection with the transactions contemplated by, or due pursuant to, the Agreement and the other Loan Documents, and (v) fees, costs and expenses incurred by Company or its Subsidiaries in connection with any Investment, issuance of Equity Interests, Disposition of assets or Permitted Acquisition, in each case, whether or not consummated and to the extent not prohibited by the Agreement or the other Loan Documents, in the case of each of clauses (i) – (v) above, for Subject Period and as more particularly described below:		$

	Acquisition-related costs	$

	Amortization of acquired intangible assets (excluding amounts already included in amortization expense)	$

	Restructuring costs	$

	Share-based payment expenses (excluding amounts already included in amortization expense)	$

	Non-cash foreign exchange losses	$

	IPO and other non-recurring expenses included in Other Operating Expenses, net	$

7.	To the extent deducted in calculating such Consolidated Net Income, losses from discontinued operations for Subject Period:		$

8.	To the extent deducted in calculating such Consolidated Net Income, amounts paid by Company or its Subsidiaries (to the extent any such Person is a Loan Party) to or for the benefit of a seller in connection with a Permitted Acquisition constituting purchase price adjustments (including pertaining to working capital, balance sheet items, revenues, income and other financial or operational metrics) for Subject Period:		$

9.	To the extent included in calculating such Consolidated Net Income, any gains from discontinued operations for Subject Period:		$

Exhibit D- 6

		10.	To the extent included in calculating such Consolidated Net Income, (i) all non-cash items increasing Consolidated Net Income (including non-cash foreign exchange gains) and (ii) non-recurring income included in Other Operating Expenses, net for Subject Period:	$

		11.	Consolidated EBITDA of Kofax Holdings and its Domestic Subsidiaries (Lines I.B.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 – 9 – 10):	$

	D.	Minimum Consolidated EBITDA of Kofax Holdings and its Domestic Subsidiaries for Subject Period:

		1.	50% of the Acquired EBITDA that is attributable to the United States business operations of any acquired Domestic Subsidiary during such Test Period during Subject Period:	$

		2.	50% of Aggregate Commitment Amount as in effect on the Statement Date:	$

		3.	Minimum Consolidated EBITDA ($15,000 + lesser of Line I.D.1 and Line I.D.2):	$

II.	Section 7.12 – Minimum Liquidity.

	A.		Unencumbered Liquid Assets of Kofax Holdings and its Domestic Subsidiaries as of Statement Date:	$

			Minimum Required:	$10,000

III.	Section 7.13 – Consolidated Leverage Ratio.

	A.		Consolidated Funded Indebtedness at Statement Date:	$

	B.		Consolidated EBITDA for Subject Period (Line I.A.11 above):	$

	C.		Consolidated Leverage Ratio (Line III.A ( Line III.B):	to 1

			[Maximum permitted:	1.50 to 1][3]

IV.	Acquired EBITDA.

	A.		Consolidated EBITDA of [4] (the “Acquired Person1”) for Subject Period):

[3]	Maximum applicable commencing at the end of the fiscal quarter during which the Commitments shall have been increased pursuant to Section 2.13 of the Credit Agreement (but Consolidated Leverage Ratio shall be calculated in each Compliance Certificate).
[4]	Insert name of any Person acquired by any Loan Party during Subject Period pursuant to a Permitted Acquisition. Calculation is subject to consent, verification and ultimate determination by Administrative Agent. Repeat this Section IV.A for any such additional Persons acquired during Subject Period; aggregate Acquired EBITDA for Subject Period to equal the sum of Line 14 from each lettered subsection of this Section IV.

Exhibit D- 7

1.	Consolidated Net Income of Acquired Person 1 and its Subsidiaries for Subject Period:		$

2.	To the extent deducted in calculating such Consolidated Net Income, Consolidated Interest Charges for Subject Period:		$

3.	To the extent deducted in calculating such Consolidated Net Income, provision for Federal, state, local and foreign income taxes for Subject Period:		$

4.	To the extent deducted in calculating such Consolidated Net Income, depreciation expenses for Subject Period:		$

5.	To the extent deducted in calculating such Consolidated Net Income, amortization expenses for Subject Period:		$

6.	To the extent deducted in calculating such Consolidated Net Income, (i) other non-recurring expenses, (ii) all non-cash charges, expenses or losses, (iii) severance, retention bonuses or other similar one-time compensation payments made to officers or employees, (iv) fees, costs and expenses incurred by Acquired Person 1 and its Subsidiaries in connection with the transactions contemplated by, or due pursuant to, the Agreement and the other Loan Documents, and (v) fees, costs and expenses incurred by Acquired Person 1 and its Subsidiaries in connection with any Investment, issuance of Equity Interests, Disposition of assets or Permitted Acquisition, in each case, whether or not consummated and to the extent not prohibited by the Agreement or the other Loan Documents, in the case of each of clauses (i) – (v), for Subject Period and as more particularly described below:		$

	Acquisition-related costs	$

	Amortization of acquired intangible assets (excluding amounts already included in amortization expense)	$

	Restructuring costs	$

	Share-based payment expenses (excluding amounts already included in amortization expense)	$

	Non-cash foreign exchange losses	$

	IPO and other non-recurring expenses included in Other Operating Expenses, net	$

7.	To the extent deducted in calculating such Consolidated Net Income, losses from discontinued operations for Subject Period:		$

Exhibit D- 8

8.	To the extent deducted in calculating such Consolidated Net Income, amounts paid by Acquired Person 1 and its Subsidiaries (to the extent any such Person is a Loan Party) to or for the benefit of a seller in connection with a Permitted Acquisition constituting purchase price adjustments (including pertaining to working capital, balance sheet items, revenues, income and other financial or operational metrics) for Subject Period:	$

9.	To the extent included in calculating such Consolidated Net Income, any gains from discontinued operations for Subject Period:	$

10.	To the extent included in calculating such Consolidated Net Income, (i) all non-cash items increasing Consolidated Net Income (including non-cash foreign exchange gains) and (ii) non-recurring income included in Other Operating Expenses, net for Subject Period:	$

11.	Consolidated EBITDA of Acquired Person 1 and its Subsidiaries (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 – 9 – 10):	$

Exhibit D- 9

SCHEDULE 2

Material Subsidiaries

Exhibit D- 10